Exhibit 10.1

Execution Version

Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the Company, if publicly disclosed.  Double asterisks denote omissions.

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of September 26, 2019 (the “Amendment Effective Date”), is made among Nabriva Therapeutics Public Limited Company, a public limited company incorporated in Ireland under registration number 599588 and having its registered office at 25-28 North Wall Quay, Dublin 1, Ireland (“Parent”), Nabriva Therapeutics Ireland Designated Activity Company, a designated activity company incorporated in Ireland under registration number 612454 and having its registered office at Suite 510, Regus Dublin Airport, Skybridge House, Dublin Airport, Swords, County Dublin, Ireland (“Nabriva Ireland”; together with Parent, individually and collectively, jointly and severally, the “Borrower”), Nabriva Therapeutics GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) incorporated under the laws of the Republic of Austria, having its seat in Vienna and its registered address at Leberstraße 20, 1110 Vienna, and registered with the companies’ register (Firmenbuch) of the commercial court of Vienna (Handelsgericht Wien) under registration number 269261 y (“Nabriva Austria”), Nabriva Therapeutics US, Inc., a Delaware corporation (“Nabriva US”), Zavante Therapeutics, Inc., a Delaware corporation (“Zavante”; together with Nabriva Austria and Nabriva US, collectively referred to as the “Guarantors” and each, a “Guarantor”), Hercules Capital, Inc. , a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and Lender (in such capacity, together with its successors and assigns in such capacity, “Agent”).

The Loan Parties, the Lenders and Agent are parties to a Loan and Security Agreement dated as of December 20, 2018 (as amended, restated or modified from time to time, the “Loan and Security Agreement”).  Loan Parties have requested that the Lenders agree to certain consents and amendments to the Loan and Security Agreement.  The Lenders have agreed to such request, subject to the terms and conditions hereof.

Accordingly, the parties hereto agree as follows:

SECTION 1        Definitions; Interpretation.

(a)          Terms Defined in Loan and Security Agreement.  All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan and Security Agreement.

(b)          Interpretation.  The rules of interpretation set forth in the last paragraph of Section 1.1 of the Loan and Security Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

SECTION 2        Amendments to the Loan and Security Agreement.

(a)          The Loan and Security Agreement shall be amended as follows effective as of the Amendment Effective Date:

(i)           New Definitions.  The following definitions are added to Section 1.1 in their proper alphabetical order:

“First Amendment” means that certain First Amendment to Loan and Security Agreement, dated as of the First Amendment Effective Date, by and among Borrower, the Guarantors, Agent and the lenders party thereto.

“First Amendment Effective Date” means September 26, 2019.

(ii)          Amended and Restated Definitions.  The following definitions are hereby amended and restated as follows:

“Performance Milestone 2” means satisfaction of each of the following events: (a) no Event of Default shall have occurred and be continuing (b) Borrower or any other Loan Party shall have received the approval from the FDA of the NDA for CONTEPO for the treatment of complicated urinary tract infections, with a label generally consistent with the target label included in Borrower’s NDA filing and (c) receipt by Borrower on or after September 12, 2019 and on or before [**], of at least $[**] of Net Financing Proceeds (provided however, underwriting fees, sales commissions and transaction expenses for equity financings shall not be net out of Net Financing Proceeds for purposes of this requirement).

“Performance Milestone 5” means satisfaction of each of the following events:  (a) no Event of Default shall have occurred and be continuing, (b) achievement of Performance Milestone 1, (c) achievement of Performance Milestone 2 and (d) Borrower shall have recognized no less than $[**] in trailing six month Net Product Revenue from commercial sales of CONTEPO and lefamulin as of the last day of any month as of or prior to December 2021.

“Unrestricted Cash” means Cash held by the Loan Parties in account(s) subject to an Account Control Agreement or a Foreign Account Pledge Agreement in favor of Agent.

(iii)         Section 2.2(a).  Section 2.2(a) is hereby amended and restated as follows:

(a)          Advances.  Subject to the terms and conditions of this Agreement, Lender will severally (and not jointly) make in an amount not to exceed its respective Term Commitment, and Borrower agrees to draw, a Term Loan Advance of $25,000,000 on the Closing Date (the “Tranche 1 Advance”).  Subject to the terms and conditions of this Agreement, beginning on the date Borrower achieves Performance Milestone 1 and continuing through September 30, 2019, Borrower may request and Lender shall make an additional Term Loan Advance in a principal amount of $10,000,000 (the “Tranche 2 Advance”).  Subject to the terms and conditions of this Agreement, beginning on the date Borrower achieves Performance Milestone 2 and continuing through June 15, 2020, Borrower may request and Lender shall make an additional Term Loan Advance in an aggregate principal amount of $5,000,000 (the “Tranche 3 Advance”).  Subject to the terms and conditions of this Agreement, beginning on the later of January 1, 2020 and the date Borrower achieves Performance Milestone 3 and continuing through December 31, 2020, Borrower may request and Lender shall make an additional Term Loan Advance in a principal amount of $10,000,000 (the “Tranche 4 Advance”).  Subject to the terms and conditions of this Agreement, beginning on the later of July 1, 2020 and the date Borrower achieves Performance Milestone 4 and continuing through June 30, 2021, Borrower may request and Lender shall make an additional Term Loan Advance in a principal amount of $15,000,000 (the “Tranche 5 Advance”).  Subject to the terms and conditions of this Agreement, beginning on the later of January 1, 2021 and the date Borrower achieves Performance Milestone 5 and continuing through December 15, 2021, Borrower may request and Lender shall make an additional Term Loan Advance in a principal amount of $5,000,000 (the “Tranche 6 Advance”).  Subject to the terms and conditions of this Agreement and conditioned on approval by Lender’s investment committee in its sole discretion, beginning on the date determined by Lender’s investment committee and continuing through December 31, 2021, Borrower may request an additional Term Loan Advance in an aggregate principal amount of $5,000,000 (the “Tranche 7 Advance”).  The aggregate outstanding Term Loan Advances may be up to the Maximum Term Loan Amount.  For the avoidance of doubt, each Advance will be available on the terms stated herein, without regard to the drawdown of any of the Tranche 2 Advance, Tranche 3 Advance, Tranche 4 Advance, Tranche 5 Advance and Tranche 6 Advance.

(iv)         Section 11.2(c).  Section 11.2(c) is hereby amended and restated as follows:

“(c)         If to Loan Parties:

Nabriva Therapeutics Public Limited Company

Attention: General Counsel

1000 Continental Drive, Suite 600

King of Prussia, PA 19406

Email: [**]

Telephone: [**]

With a copy (which shall not constitute notice) to:

Foley & Lardner LLP

111 Huntington Avenue

Boston, MA  02199-7610

Attn: Jamie N. Class

jclass@foley.com

Tel: (617) 225-3111”

(b)          References Within Loan and Security Agreement.  Each reference in the Loan and Security Agreement to “this Agreement” and the words “hereof,” “herein,” “hereunder,” or words of like import, shall mean and be a reference to the Loan and Security Agreement as amended by this Amendment.

SECTION 3        Conditions of Effectiveness.  The effectiveness of Section 2 of this Amendment shall be subject to the satisfaction of each of the following conditions precedent:

(a)          Fees and Expenses.  The Loan Parties shall have paid (i) all invoiced costs and expenses then due under the Loan Documents, and (ii) all other invoiced fees, costs and expenses, if any, due and payable as of the Amendment Effective Date under the Loan and Security Agreement.

(b)          This Amendment.  Agent shall have received this Amendment, executed by Agent, the Lenders and the Loan Parties.

(c)          Representations and Warranties; No Default.  On the Amendment Effective Date, after giving effect to the amendment of the Loan and Security Agreement contemplated hereby:

(i)           The representations and warranties contained in Section 4 shall be true and correct on and as of the Amendment Effective Date as though made on and as of such date; and

(ii)          There exist no Events of Default or events that with the passage of time would result in an Event of Default.

SECTION 4        Representations and Warranties.  To induce the Lenders to enter into this Amendment, Each Loan Party hereby confirm, as of the date hereof, (a) that the representations and warranties made by it in Section 6 of the Loan and Security Agreement and in the other Loan Documents are true and correct in all material respects, except to the extent such representations and warranties expressly relate to an earlier date; (b) that there has not been and there does not exist a Material Adverse Change; (c) that the information included in the Perfection Certificate delivered to Agent on the Closing Date remains true and correct; (d) Lender has and shall continue to have valid, enforceable and perfected first-priority liens, on and security interests in the Collateral and all other collateral heretofore granted by such Loan Party to Lender, pursuant to the Loan Documents or otherwise granted to or held by Lender; (e) the agreements and obligations of such Loan Party contained in the Loan Documents and in this Amendment constitute the legal, valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by the application of general principles of equity; and (f) the execution, delivery and performance of this Amendment by such Loan Party will not violate any law, rule, regulation, order, contractual obligation or organizational document of such Loan Party and will not result in, or require, the creation or imposition of any lien, claim or encumbrance of any kind on any of its properties or revenues.  For the purposes of this Section 4, each reference in Section 6 of the Loan and Security Agreement to “this Agreement,” and the words “hereof,” “herein,” “hereunder,” or words of like import in such Section, shall mean and be a reference to the Loan and Security Agreement as amended by this Amendment.

SECTION 5        Post-Closing.  Notwithstanding any provision herein or in the Loan Documents to the contrary, to the extent not actually delivered on or prior to the Amendment Effective Date, Borrower shall deliver to Agent (or its designated agent):

(a)          By October 4, 2019, a Foreign Account Pledge Agreement with respect to Deposit Account or investment account number [**] maintained [**] or an affiliate of the foregoing (the “[**]”), in form and substance reasonably satisfactory to Agent; provided that if such Foreign Account Pledge Agreement is not delivered by October 4, 2019, Borrower shall hold no more than $[**] in such account at any time thereafter, unless and until such a Foreign Account Pledge Agreement is delivered to the Agent.

SECTION 6        Miscellaneous.

(a)          Consent.

(i)           Agent hereby consents to the updated projections delivered by Borrower to Agent on August 26, 2019 qualifying as the “Forecast” as defined in the Loan Agreement.

(ii)          Each of the Agent and Lenders hereby confirm their respective consent, effective as of May 2, 2019, to the relocation of certain of the Borrower’s assets to the [**] prior to the date here, notwithstanding any other provision of the Loan Documents, subject only to the requirement set forth in Section 5 hereof.

(b)          Performance Milestone 1.  Each of the undersigned hereby agrees that Performance Milestone 1 was satisfied as of August 19, 2019.

(c)          Loan Documents Otherwise Not Affected; Reaffirmation; No Novation.

(i)           Except as expressly amended pursuant hereto or referenced herein, the Loan and Security Agreement and the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed in all respects.  The Lenders’ and Agent’s execution and delivery of, or acceptance of, this Amendment shall not be deemed to create a course of dealing or otherwise create any express or implied duty by any of them to provide any other or further amendments, consents or waivers in the future.

(ii)          Each Loan Party hereby expressly (1) reaffirms, ratifies and confirms its Obligations under the Loan Agreement and the other Loan Documents, (2) reaffirms, ratifies and confirms the grant of security under Section 3.1 of the Loan and Security Agreement, (3) reaffirms that such grant of security in the Collateral secures all Obligations under the Loan and Security Agreement, and with effect from (and including) the Amendment Effective Date, such grant of security in the Collateral: (x) remains in full force and effect notwithstanding the amendments expressly referenced herein; and (y) secures all Obligations under the Loan and Security Agreement, as amended by this Amendment, and the other Loan Documents, (4) agrees that this Amendment shall be a “Loan Document” under the Loan Agreement and (5) agrees that the Loan Agreement and each other Loan Document shall remain in full force and effect following any action contemplated in connection herewith.

(iii)         This Amendment is not a novation and the terms and conditions of this Amendment shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents. Nothing in this Amendment is intended, or shall be construed, to constitute an accord and satisfaction of any Loan Party’s Obligations under or in connection with the Loan and Security Agreement and any other Loan Document or to modify, affect or impair the perfection or continuity of Agent’s security interest in, (on behalf of itself and the Lenders) security titles to or other liens on any Collateral for the Obligations.

(d)          Conditions.  For purposes of determining compliance with the conditions specified in Section 3, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Agent shall have received notice from such Lender prior to the Amendment Effective Date specifying its objection thereto.

(e)          Release.  In consideration of the agreements of Agent and each Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Loan Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby fully, absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender, and its successors and assigns, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, Lenders and all such other persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Borrower, or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment for or on account of, or in relation to, or in any way in connection with the Loan Agreement, or any of the other Loan Documents or transactions thereunder or related thereto.  Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.  Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

(f)           No Reliance.  Borrower hereby acknowledges and confirms to Agent and the Lenders that Borrower is executing this Amendment on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.

(g)          Costs and Expenses.  Borrower agrees to pay to Agent within ten (10) days of its receipt of an invoice (or on the Amendment Effective Date to the extent invoiced on or prior to the Amendment Effective Date), the out-of-pocket costs and expenses of Agent and the Lenders party hereto, including the reasonable fees and disbursements of counsel to Agent and the Lenders party hereto, in connection with the negotiation, preparation, execution and delivery of this Amendment and any other documents to be delivered in connection herewith on the Amendment Effective Date or after such date.

(h)          Binding Effect.  This Amendment binds and is for the benefit of the successors and permitted assigns of each party.

(i)           Governing Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAWS OTHER THAN THE LAWS OF THE STATE OF NEW YORK), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE COLLATERAL.

(j)           Complete Agreement; Amendments.  This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements with respect to such subject matter.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

(k)          Severability of Provisions.  Each provision of this Amendment is severable from every other provision in determining the enforceability of any provision.

(l)           Counterparts.  This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Amendment.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile, portable document format (.pdf) or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof.

(m)         Loan Documents. This Amendment and the documents related thereto shall constitute Loan Documents.

[Balance of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

BORROWER:

Nabriva Therapeutics Public Limited Company

GIVEN under the COMMON SEAL of

NABRIVA THERAPEUTICS PUBLIC LIMITED COMPANY

and DELIVERED as a DEED:

/s/ Gary Sender
Gary Sender
Authorised Signatory

Nabriva Therapeutics Ireland Designated Activity Company

SIGNED AND DELIVERED as a Deed

for and on behalf of

NABRIVA THERAPEUTICS IRELAND DESIGNATED ACTIVITY COMPANY

by its lawfully appointed attorney

GARY SENDER

/s/ Gary Sender
Signature of Attorney

in the presence of:

/s/ illegible
Signature of Witness

Attorney
Occupation of Witness

1000 Continental Drive, King of Prussia, PA
Address of Witness

GUARANTORS:

NABRIVA THERAPEUTICS GMBH

By:	/s/ Gary Sender
Name:	Gary Sender
Title:	Authorized Signatory

NABRIVA THERAPEUTICS US, INC.

By:	/s/ Gary Sender
Name:	Gary Sender
Title:	Treasurer

ZAVANTE THERAPEUTICS, INC.

By:	/s/ Gary Sender
Name:	Gary Sender
Title:	Treasurer

AGENT:

HERCULES CAPITAL, INC.,
as Agent

By:	/s/ Jennifer Choe
Name:	Jennifer Choe
Title:	Assistant General Counsel

LENDER:

HERCULES CAPITAL, INC.,
as Lender

By:	/s/ Jennifer Choe
Name:	Jennifer Choe
Title:	Assistant General Counsel